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EXHIBIT 23.1


         CONSENT OF SCHWARTZ, LEVITSKY, FELDMAN, LLP The undersigned, Schwartz Levitsky Feldman, llp, hereby consents to the use of our name and use of our auditor's report dated March 30, 2001 except for notes 2 and 14 for which the date is October 5, 2001 and Notes 1 and 26 for which date is February 1, 2002 for Thinkpath Inc. formerly known as IT Staffing Ltd. (the "Company") as filed with the Company's third amendment to the Registration Statement on Form SB-2, being filed by the Company.


February 7, 2002
                                      /s/ Schwartz Levitsky Feldman, llp
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                                      Schwartz Levitsky Feldman, llp
                                      Chartered Accountants